Exhibit 3.2

FIBROGEN, INC.

B Y L A W S

ARTICLE I

OFFICES

Section 1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Chairperson of the Board or the Board of Directors and stated in the notice of the meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 3. Notice of Meetings and Record Date. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to vote at such meeting not fewer than 10 days or more than 60 days before the date of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(d) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If an adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6. Vote Required. Except as otherwise provided by law or by the Certificate of Incorporation:

(a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Section 7. Manner of Voting; Proxies. (a) At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(1) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

(2) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 8. Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(A) participate in a meeting of stockholders; and

(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9. Stockholder Action Without a Meeting. (a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, or electronic transmission. Any consent by means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Corporation.

(c) Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission).

(d) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more that 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in subsections (a) and (b) of this Section 9. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 10. Presiding Officer and Secretary. (a) The Chairperson of the Board shall preside at meetings of the stockholders, unless another person is designated by the Board of Directors to preside at any such meeting. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board and, in his or her absence, the Chief Executive Officer shall preside at meetings of the stockholders. In the absence of each of the Chairperson of the Board, the Vice Chairperson of the Board, if any, and the Chief Executive Officer, any director or officer designated by the Board of Directors shall preside at meetings of the stockholders.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 10(b) of Article IV of these Bylaws shall act as secretary of meetings of the stockholders. In the absence of the Secretary and any designated Assistant Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

Section 11. Conduct of Meetings. At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the presiding officer of the meeting shall have the right and authority to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, he or she may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors;

(b) place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d) adjourn the meeting to another time and place without a vote of the stockholders if a quorum is not present; and

(e) make rules governing speeches and debate, including time limits and access to microphones.

The presiding officer of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

Section 12. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 13. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 13, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 13.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such proposed business (other than the nomination of persons for election to the Board of Directors) must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 45th day and not earlier than the close of business on the 75th day prior to the first anniversary of the preceding year’s annual meeting (provided, that if there was no such meeting in the preceding year, a stockholder’s notice shall be delivered no later than the close of business 20 days after public announcement or mailing of notice to the stockholders of the date of the currently-called annual meeting (or if both a public announcement is made and notice is mailed, following the earlier of such dates); provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 75th day prior to such annual meeting and not later than the close of business on the later of (i) the 45th day prior to such annual meeting or (ii) the 20th day following the day on which the public announcement or mailing of notice of the date of such meeting is first made by the Corporation (or if both a public announcement is made and notice is mailed, after the earlier of such dates). In no event shall a notice or public announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is or would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as if the Corporation was subject to the Exchange Act, irrespective of whether the Corporation is subject thereto, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, on whose behalf the nomination or proposal is made intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or

(b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no notice or public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 55 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 20th day following the day on which such notice is mailed or public announcement is first made by the Corporation; provided, that if there was no such meeting in the preceding year, a stockholder’s notice shall be delivered no later than the close of business 20 days after public announcement or mailing of notice to the stockholders of the date of the currently-called annual meeting (or if both a public announcement is made and notice is mailed, after the earlier of such dates).

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders pursuant to the Corporation’s notice of meeting, provided that the Board of Directors has determined that directors shall be elected at such special meeting, only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of the notice provided for in this Section 13, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 75th day prior to such special meeting and not later than the close of business on the later of the 45th day prior to such special meeting or the 20th day following the day on which notice or public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the notice or public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors that shall constitute the whole Board of Directors shall be no fewer than five and no greater than eleven, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are, by applicable law, the Certificate of Incorporation, or these Bylaws, conferred upon or reserved to the stockholders of any class or classes or series thereof.

Section 3. Resignations and Removal. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

(a) Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

(b) Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 4. Annual Meetings. The Board of Directors shall meet each year or at such place as shall be fixed by the person presiding over the meeting of the stockholders, for the consideration of such business as the Board of Directors considers relevant to the management of the Corporation. In the event that in any year directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year as soon as practicable after receipt of such written consent by the Corporation at such time and place as shall be fixed by the Chairperson of the Board, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 7 of this Article III, at such times and places, within or without the State of Delaware, as shall be designated by the Chairperson of the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairperson of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 7 of this Article III. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the directors then in office.

Section 7. Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each director. If written notice is delivered by mail or courier service, then it shall be given on not less than 1 calendar days’ notice to each director.

Section 8. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

Section 9. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole board or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 10. Manner of Acting.

(a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding person at the meeting may appoint any person to act as secretary of the meeting.

Section 12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 13. Committee Procedure.

(a) Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 7 of this Article III with respect to notices of meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 14. Vacancies and Newly-Created Directorships. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board effective at a future date a majority of directors then in office, including, provided that the vote takes place prior to the effective date of any such resignation, those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 15. Compensation.

(a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

(b) Each director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

(c) Nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall include a Chief Executive Officer, and/or President, a Secretary, a Chief Financial Officer, and a Treasurer. The Board of Directors also shall elect a Chairperson of the Board who may also be the Chief Executive Officer and may elect a Vice Chairperson of the Board. The Board of Directors also may elect one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate or necessary.

Section 2. Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. Except for the Chairperson of the Board and the Vice Chairperson of the Board, if any, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware and other applicable law.

Section 3. Divisional or Departmental Vice Presidents. The Board of Directors may delegate to the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix the duties of such appointees. However, no such divisional or departmental vice president shall be considered to be an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors in accordance with this Article IV.

Section 4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairperson of the Board, by the Chairperson of the Board.

Section 5. Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the

Chairperson of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

Section 7. The Chairperson of the Board. The Chairperson of the Board shall have the powers and duties customarily and usually associated with the office of the Chairperson of the Board. The Chairperson of the Board shall preside at meetings of the stockholders and of the Board of Directors.

Section 8. Vice Chairperson of the Board. The Vice Chairperson of the Board, if any, shall have the powers and duties customarily and usually associated with the office of the Vice Chairperson of the Board. In the case of absence or disability of the Chairperson of the Board, the Vice-Chairperson of the Board, if any, shall perform the duties and exercise the powers of the Chairperson of the Board.

Section 9. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. The Chief Executive Officer shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairperson of the Board and the Vice Chairperson of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairperson of the Board and the Vice Chairperson of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairperson of the Board unless otherwise determined by the Board of Directors.

Section 10. The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, or the Chief Executive Officer.

Section 11. The Secretary and Assistant Secretaries.

(a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, or the Chief Executive Officer.

(b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the Secretary. In the case of absence or disability of the Secretary, the Assistant Secretary designated by the Chief Executive Officer (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

Section 12. The Treasurer and Assistant Treasurers.

(a) The Treasurer shall have custody of the Corporation’s funds and securities, shall be responsible for maintaining the Corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Treasurer shall have all such further powers and duties as are customarily and usually associated with the position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, or the Chief Executive Officer.

(b) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the Treasurer. In the case of absence or disability of the Treasurer, the Assistant Treasurer designated by the Chief Executive Officer (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the Chief Executive Officer or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 3. Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation, unless the Board of Directors resolves otherwise, a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

Section 4. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

Section 5. Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (i) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share. Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

Section 6. Right of First Refusal. If any share of Common Stock is subject to a right of first refusal on behalf of the Corporation under an applicable agreement by reference to these Bylaws (any such shares, “Restricted Shares”), such Restricted Shares may only be sold, or transferred (by way of assignment, pledge, hypothecation, gift or otherwise), whether voluntarily or by operation of law, pursuant to the requirements of this Section 6. Any sale or transfer, or purported sale or transfer of any Restricted Shares, shall be null and void unless the terms, conditions, and provisions of this Section 6 are strictly observed and followed.

(a) If a stockholder desires to sell or otherwise transfer any Restricted Shares, such stockholder must first give written notice thereof to the Corporation, including the name and address of the proposed transferee, the number of shares to be transferred and all other terms other than the price or consideration.

(b) The Corporation shall have an initial 10 days to request pricing terms of the proposed transfer and stockholder must provide such terms promptly, and in any event within 5 days of the Corporation’s request.

(c) For 30 days following receipt of the original notice, the Corporation (or its assignee) shall have the option to purchase all (but not less than all) of the Restricted Shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the Corporation (or its assignee) shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is proposing to pay anything other than cash for the shares, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation (or its assignee) elects to purchase such Restricted Shares, the Corporation shall so notify the stockholder within such 30 day period and provide the compensation, in cash or cancellation of indebtedness, within 60 days after receipt of the original notice.

(d) In the event the Corporation does not elect to acquire all of the Restricted Shares specified in the stockholder’s notice, the stockholder may, within a 60-day period following the expiration of the Corporation’s right of first refusal (pursuant to subsection (b) above), transfer the shares, which were not acquired by the Corporation (or its assignee), on the terms specified in said notice, provided that the transferring stockholder provides the transferee with a copy of all agreements applicable to such stock and a copy of these Bylaws. All Restricted Shares so sold by the stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the Corporation’s right of first refusal hereunder: (i) a transfer of any shares by will or intestacy or otherwise to a spouse or registered domestic partner, lineal descendant, father, mother, brother, or sister; (ii) a transfer of any shares to any custodian or trustee for such stockholder’s account; (iii) a transfer of any shares to the Corporation; (iv) a corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder; (v) a corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders; or (vi) a transfer by a stockholder which is a limited or general partnership or limited liability company to any or all of its partners or members.

(f) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 7. Right of Repurchase. Subject to the availability of a right to repurchase Common Stock under an applicable agreement by reference to these Bylaws, the Corporation shall have the right from time to time and at any time, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by a stockholder, subject to any limitations set forth in a governing equity incentive plan, provided, that any such repurchase must be approved by the Board of Directors. Shares repurchased pursuant to this bylaw shall be repurchased at a purchase price equal to the fair market value of such Common Stock, as determined by the Board of Directors in good faith in connection with their approval of the repurchase. A repurchase shall be effective upon notice of the repurchase and delivery of the consideration therefor. In the event the shares are repurchased after a stockholder’s interruption or termination of service to the Corporation, the Corporation shall have 180 days (or such longer period of time as is reasonably necessary for the Corporation to obtain an independent valuation of the fair market value of such shares) from the later of (i) the date of interruption or termination and (ii) the date of such stockholder’s last acquisition of stock pursuant to an equity incentive plan, to exercise its right of repurchase and thereafter pay such purchase price in cash, cancellation of indebtedness or combination thereof.

Section 8. Additional Powers of the Board.

(a) In addition to, and without limiting, those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the General Corporation Law of the State of Delaware, other applicable law, the Certificate of Incorporation, and these Bylaws.

(b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification.

(a) Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the

Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including reasonable attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including reasonable attorneys’ fees) actually incurred by him or her in connection therewith.

(d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Advancement of Expenses.

(a) Subject to Section 3 of this Article VI, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including reasonable attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including reasonable attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) or Section 2(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including reasonable attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4. Contract Rights. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 5. Claims.

(a) If (X) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation or (Y) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VI, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including reasonable attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 7. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 9. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 10. Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

MISCELLANEOUS

Section 1. Books and Records.

(a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name. Nothing contained in this subsection (b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c) Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

Section 2. Voting Shares in Other Business Entities. The Chief Executive Officer or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 3. Record Date for Distributions and Other Actions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 6. Section Titles. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Amendment. These Bylaws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 9. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

END OF BYLAWS

Bylaws Adopted April 27, 2010